UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2021

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

848 Elm Street, Manchester, NH	03101
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

  101 Arch Street, Boston, Massachusetts 02110
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 4, 2021, Zoom Telephonics, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Financing Agreement, dated as of December 18, 2012 (the “Financing Agreement”), with Rosenthal & Rosenthal, Inc.

The Financing Agreement, as amended by the Amendment, increases the maximum revolving credit line to $5.0 million from its prior limit of $4.0 million. As of February 4, 2021, the Company had approximately $2.5 million of borrowings outstanding under the Financing Agreement. Advances under the revolving credit line are subject to a borrowing base formula and other terms and conditions as specified in the Financing Agreement. The Company anticipates that it will use the additional borrowing capacity provided by the increase in the maximum credit line as it deems appropriate to fund its working capital requirements. Borrowings are secured by all of the Company assets. The effective rate of interest under the Financing Agreement is 1.25% plus an amount equal to the higher of the prime rate or 3.25%.

The Financing Agreement contains certain covenants, including a requirement that the Company maintain tangible net worth of not less than $2.0 million and working capital of not less than $1.75 million. In addition, the Company is restricted from declaring any dividends, redeeming or repurchasing any stock, or making any other distributions in respect of its stock so long as any obligations remain outstanding. All advances made by lender are due and payable at lender’s demand upon at least sixty (60) days prior written notice to the Company. In addition, all obligations shall be immediately due and payable upon the termination of the Financing Agreement or upon the occurrence of any events of default relating to failure to make timely payments under the credit facility; breaches of representations, warranties or covenants; lender’s belief, reasonably exercised, that obligations under the credit facility are insecure or insufficient under circumstances where the Company is unable to provide other collateral satisfactory to the lender; bankruptcy and insolvency events and other customary matters. The lender has the right to terminate the Financing Agreement at any time by giving the Company sixty (60) days’ prior written notice. The Financing Agreement automatically renews from year to year, unless terminated by either party as specified in the Financing Agreement. The Company is required to pay a facility fee of 0.75% of the maximum credit facility each year.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03      Material Modification to Rights of Security Holders.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Amendment, dated as of February 4, 2021, to Financing Agreement, dated as of December 18, 2012, by and between Zoom Telephonics, Inc. and Rosenthal & Rosenthal, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: February 8, 2021	By:	/s/ Sean Doherty
Sean Doherty
Chief Financial Officer